PRICING SUPPLEMENT NO. 18                                      Rule 424(b)(3)
DATED: February 19, 1998                                    File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:         Floating Rate Notes           Book Entry Notes
$10,000,000               [x]                           [x]

Original Issue Date:      Fixed Rate Notes              Certificated Notes
February 20, 1998         [_]                           [_]

Maturity Date:
February 22, 1999

Option to Extend Maturity:         No  [x]

                                   Yes [_]   Final Maturity Date:


                                       Optional               Optional
                   Redemption          Repayment              Repayment
Redeemable On      Price(s)            Date(s)                Price(s)
-------------      ----------          ---------              ---------

N/A                N/A                 N/A                    N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate: N/A

[_]           Commercial Paper Rate     Minimum Interest Rate: N/A

[_]           Federal Funds Rate        Interest Reset Date(s): *

[_]           Treasury Rate             Interest Reset Period: Three Months

[_]           LIBOR Reuters             Interest Payment Date(s): **

[x]           LIBOR Telerate

[_]           Prime Rate                Interest Payment Period: Quarterly

[_]           CMT Rate

Initial Interest Rate: 5.565%

Index Maturity:  Three Months

Spread (plus or minus): -0.06%
------------------------

*        5/22/98, 8/21/98 and 11/23/98.

**       5/22/98, 8/21/98, 11/23/98 and 2/22/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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